Exhibit 99.1

Jet Token Inc. to Become Publicly Listed via

Business Combination with Oxbridge Acquisition Corp. and

Change Name to Jet.AI Inc.

●	Jet Token Inc. offers fractional aircraft ownership, jet card, aircraft brokerage and charter service through its fleet of private aircraft and those of its Argus Platinum operating partner. The company’s “Jet Token” charter app enables travelers to look, book and fly.
●	The funding and capital markets access from this transaction is expected to enable Jet Token to continue its growth strategy of AI software development and fleet expansion.
●	The proposed business combination is expected to be completed late in the second quarter of 2023.

LAS VEGAS, NEVADA and GEORGETOWN, CAYMAN ISLANDS – February 27, 2023 – Jet Token Inc. (“Jet Token” or the “Company”), a private aviation booking and membership platform, and Oxbridge Acquisition Corp. (NASDAQ: OXAC)(“Oxbridge”), a publicly-traded special purpose acquisition company (“SPAC”), today announced they have entered into a definitive business combination agreement that is expected to result in Jet Token becoming publicly listed. Upon the closing of the transaction, the combined company will be named Jet.AI Inc. and its securities are expected to be listed on Nasdaq Capital Markets. The transaction is expected to provide the Company with access to the capital markets and thereby position the Company to accelerate its AI software development and expansion of its aircraft fleet.

“We are very excited to support Jet Token as it executes it growth plan” said Jay Madhu, Chief Executive Officer and Chairman of the Board of OXAC. “We believe this transaction will provide an attractive entry point and valuation for OXAC’s investors with the potential for significant upside.”

“We’re thrilled with the transaction and believe this strategic move positions the Company for continued growth and success at the nexus of private aviation and high technology. Along with this exciting development, we are also pleased to announce that we will be changing our name to Jet.AI Inc. to reflect our new focus on the use of artificial intelligence to enhance our expanding fleet and create new revenue streams” said Michael Winston, Founder and Executive Chairman of Jet Token.

Transaction Overview

The combined company will be known as Jet.AI Inc. and will operate under the same management team as Jet Token, which is led by Mr. Winston. The transaction contemplates an enterprise value of approximately $45 million for Jet Token, and additional earnout warrants with a Black Scholes valuation of $60 million. The earnout warrants have a strike price of $15 and a term of 10 years. As such, Jet Token shareholders are expected to receive total mixed consideration of $105 million, or $0.72/per Jet Token share.

The transaction, which has been unanimously approved by the boards of directors of Jet Token and Oxbridge, is subject to approval by the stockholders of Jet Token and Oxbridge, respectively, and other customary closing conditions. The proposed business combination contemplates that Jet Token stockholders will roll 100% of their equity holdings into the combined company and will hold approximately 52.6% of the issued and outstanding shares of common stock of the combined company immediately following the consummation of the transaction, assuming no redemptions by Oxbridge’s existing shareholders.

All cash remaining on the combined company’s balance sheet at the closing of the transaction, after the settlement of transaction-related expenses, is expected to be utilized for working capital and general corporate purposes.

A more detailed description of the transaction terms and a copy of the definitive merger agreement will be included in a Current Report on Form 8-K to be filed by Oxbridge with the United States Securities and Exchange Commission (the “SEC”). Oxbridge will file a registration statement on Form S-4 (which will contain a proxy statement and prospectus) with the SEC in connection with the transaction.

Advisors

Maxim Group LLC is serving as sole financial advisor to Oxbridge. Fox Rothschild LLP is serving as legal counsel for Jet Token, and Dykema Gossett PLLC is serving as legal counsel for Oxbridge.

About Jet Token Inc.

Jet Token, a Delaware corporation headquartered in Las Vegas, Nevada, was founded in 2018 by Michael Winston, its Executive Chairman. Jet Token, directly and indirectly through its subsidiaries, is principally involved in (i) the sale of jet cards, which enable holders to use certain aircraft owned, leased by, arranged and/or managed by Jet Token and others at agreed-upon rates, as well as the sale of fractional interests in aircraft, and (ii) the operation of a proprietary booking platform, which functions as a prospecting and quoting platform to arrange private jet travel with third party carriers as well as via Jet Token’s leased and managed aircraft.

About Oxbridge Acquisition Corp.

Oxbridge is a Cayman Islands-exempted, Cayman Islands-based blank check company incorporated in 2021. Oxbridge was formed with the purpose of entering into a merger in the field of blockchain technology, artificial intelligence, and insurance technology.

Important Information About the Proposed Business Combination and Where to Find It

This press release relates to a proposed transaction between Jet Token and Oxbridge (the “Business Combination”). This press release does not constitute an offer to sell or exchange, or the solicitation of an offer to buy or exchange, any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, sale or exchange would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. In connection with the proposed Business Combination, Oxbridge intends to file a registration statement on Form S-4 with the SEC that will include a proxy statement of Oxbridge and a prospectus of the combined entity. The proxy statement/prospectus will be sent to all Oxbridge shareholders. Oxbridge will also file other documents regarding the proposed Business Combination with the SEC. Before making any voting decision, investors and securities holders of Oxbridge and Jet Token are urged to read the proxy statement/prospectus and all other relevant documents filed or that will be filed with the SEC in connection with the proposed Business Combination as they become available because they will contain important information about the proposed Business Combination and the parties to the proposed Business Combination.

Investors and securities holders will be able to obtain free copies of the proxy statement/prospectus and all other relevant documents filed or that will be filed with the SEC through the website maintained by the SEC at https://sec.gov/.

Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of the federal securities laws with respect to the Business Combination, including statements regarding the benefits of the Business Combination, the anticipated timing of the Business Combination, the services offered by Jet Token and the markets in which it operates, and Jet Token’s projected future results. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties that could cause the actual results to differ materially from the expected results. As a result, caution must be exercised in relying on forward-looking statements, which speak only as of the date they were made. The following factors, among others, could cause actual results to differ materially from those described in these forward-looking statements: the occurrence of any event, change or other circumstances that could give rise to an amendment or termination of the Business Combination Agreement and the proposed transaction contemplated thereby; the inability to complete the transactions contemplated by the Business Combination Agreement due to the failure to obtain approval of the stockholders of Oxbridge or Jet Token or other conditions to closing in the Business Combination Agreement; the inability to project with any certainty the amount of cash proceeds remaining in the Oxbridge trust account at the closing of the transaction; the inability of the company post-closing to obtain or maintain the listing of its securities on Nasdaq following the business combination; the amount of costs related to the business combination; the outcome of any legal proceedings that may be instituted against the parties following the announcement of the business combination; changes in applicable laws or regulations; the ability of Jet Token to meet its post-closing financial and strategic goals, due to, among other things, competition; the ability of the company post-closing to grow and manage growth profitability and retain its key employees; and the possibility that the company post-closing may be adversely affected by other economic, business, and/or competitive factors. The valuation of the securities to be distributed in the transaction also constitutes a forward-looking statement, with the common stock component of the transaction valued based upon a $10 valuation which is intended to approximate the liquidation value of the common stock at closing, but may not represent the post-closing value of the shares, and with the warrant component of the transaction valued at $8.16 per warrant by application of a Black-Scholes formula developed by Jet Token management, which may not equate to the actual post-closing value of the warrants. You should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” section of Oxbridge’s registration on Form S-1 (File No. 333-257998), the registration statement on Form S-4 discussed above and other documents filed by Oxbridge from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and Jet Token and Oxbridge assume no obligation and do not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise.

Participants in the Solicitation

Oxbridge and Jet Token and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from Oxbridge’s shareholders in connection with the proposed transaction. A list of the names of such directors and executive officers and information regarding their interests in the proposed business combination will be contained in the proxy statement/prospectus when available. You may obtain free copies of these documents as described in the preceding paragraph.

IR Contact:

1-866-694-0014

contact@jettoken.com

Oxbridge Contact:

Jay Madhu

CEO & Chairman of the Board

Jet Token Contact:

Mike Winston, CFA

Founder & Executive Chairman